Exhibit 10.17

EXECUTION VERSION

WAIVER LETTER

WAIVER LETTER, dated as of August 3, 2011 (this “Waiver”), with respect to the Amended and Restated Senior Secured Revolving Credit Agreement, dated as of February 22, 2011 (as amended, the “Credit Agreement”), among FIFTH STREET FINANCE CORP., a Delaware corporation (the “Borrower”), FSFC Holdings, Inc., a Delaware corporation (“FSFC”), Fifth Street Fund of Funds LLC, a Delaware limited liability company (“Fifth Street”; collectively with FSFC, the “Subsidiary Guarantors”), the lenders from time to time parties thereto (the “Lenders”) and ING Capital LLC, as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders under the Credit Agreement.

W I T N E S S E T H:

WHEREAS, capitalized terms undefined herein shall have the meaning ascribed to them in the Credit Agreement;

WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make certain loans and other extensions of credit to the Borrower;

WHEREAS, the Borrower has issued certain 5.375% Convertible Senior Notes due 2016 pursuant to an Indenture, dated April 12, 2011, between the Borrower and Deutsche Bank Trust Company Americas, as trustee (the “2016 Notes”);

WHEREAS, Section 6.12 of the Credit Agreement prohibits the Borrower and its Subsidiaries (other than Financing Subsidiaries) from purchasing, redeeming, retiring or otherwise acquiring for value any Unsecured Longer-Term Indebtedness (the “Repurchase Prohibition”);

WHEREAS, the Borrower has requested that the Lenders permit the Borrower to repurchase the 2016 Notes from time to time commencing on the Effective Date (as defined below) and ending on the date that is four months after the Effective Date (any such repurchases, individually or collectively, the “Note Repurchase”);

WHEREAS, the undersigned Lenders have consented to waive the Repurchase Prohibition solely as it relates to the Note Repurchase, subject to the terms and conditions set forth below;

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the premises contained herein, the parties hereto hereby agree as follows:

SECTION I

WAIVER

1.1 Waiver. Commencing on the Effective Date and ending on the date that is four months after the Effective Date (the “Waiver Period”), and subject to the terms and conditions set forth below, the undersigned Lenders hereby agree to waive the Repurchase Prohibition solely as it relates to the Note Repurchase, provided that:

(a) immediately following any such Note Repurchase, the Adjusted Covered Debt Balance is less than the lesser of (i) 65% of the Adjusted Borrowing Base and (ii) 65% of the aggregate amount of the Lender’s Commitments;

(b) any 2016 Notes repurchased by Borrower or any Subsidiary shall be promptly cancelled;

(c) any such Note Repurchase shall be made at face value or less of the 2016 Notes being repurchased;

(d) the aggregate face value of 2016 Notes repurchased pursuant to the Note Repurchase shall not exceed $40,000,000; and

(e) both prior to and immediately following any such Note Repurchase, no Default or Event of Default (other than a Default that would otherwise arise under the Repurchase Prohibition as a result of such Note Repurchase) shall have occurred or be continuing.

SECTION II

MISCELLANEOUS

2.1 Conditions to Effectiveness of Waiver. The effectiveness of this Waiver shall be subject to the satisfaction of the following conditions precedent (the date on which all such conditions precedent are satisfied being referred to herein as the “Effective Date”):

(a) the Administrative Agent shall have received counterparts of this Waiver duly executed and delivered by the Borrower and Lenders constituting at least the Required Lenders;

(b) the Administrative Agent shall have received the costs and expenses required to be paid by the Borrower pursuant to Section 2.6 hereof for which invoices have been delivered to the Borrower.

2.2 Representations and Warranties. To induce the other parties hereto to enter into this Waiver, the Borrower represents and warrants to the Administrative Agent and each of the Lenders that, as of the Effective Date and after giving effect to this Waiver:

(a) This Waiver has been duly authorized, executed and delivered by the Borrower and each Subsidiary Guarantor party hereto, and constitutes a legal, valid and binding obligation of the Borrower and each Subsidiary Guarantor party hereto enforceable in accordance with its terms (except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law)).

(b) The representations and warranties set forth in Article 3 of the Credit Agreement and the representations and warranties in each other Loan Document,

are true and correct in all material respects (other than any representation or warranty already qualified by materiality or Material Adverse Effect, which shall be true and correct is all respects) on and as of the Effective Date or as to any such representations and warranties that refer to a specific date, as of such specific date, with the same effect as though made on and as of the Effective Date.

(c) No Default or Event of Default has occurred and is continuing under the Credit Agreement.

2.3 Counterparts. This Waiver may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of this Waiver by telecopy or electronic mail shall be effective as delivery of a manually executed counterpart of this Waiver.

2.4 Limited Waiver. Except as expressly set forth herein, this Waiver shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Administrative Agent, the Issuing Bank, the Collateral Agent, the Borrower or the Subsidiary Guarantors under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Person to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. This Waiver shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein and only to the extent specified herein. This Waiver shall constitute a Loan Document.

2.5 Termination of Waiver. This Waiver shall only be effective during the Waiver Period. At the end of the Waiver Period, this Waiver shall terminate and be of no further force and effect.

2.6 Payment of Expenses. The Borrower agrees to pay and reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with this Waiver, including, without limitation, the reasonable fees, charges and disbursements of legal counsel to the Administrative Agent.

2.7 GOVERNING LAW. THIS WAIVER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

2.8 Incorporation of Certain Provisions. The provisions of Sections 9.01, 9.06, 9.07, 9.09, 9.10 and 9.12 of the Credit Agreement are hereby incorporated by reference.

2.9 Consent and Reaffirmation. (a) Each Subsidiary Guarantor hereby consents to this Waiver and the transactions contemplated hereby, (b) the Borrower and each Subsidiary Guarantor agree that, notwithstanding the effectiveness of this Waiver, the Guarantee and Security Agreement and each of the other Security Documents continue to be in full force and effect, (c) each Subsidiary Guarantor confirms its guarantee of the Secured Obligations (as defined in the Guarantee and Security Agreement and which definition, for clarity, incorporates by reference the Obligations under the Credit Agreement as amended hereby) and the Borrower and each Subsidiary Guarantor confirm their grant of a security interest in their assets as Collateral for the Secured Obligations, all as provided in the Loan Documents, and (d) the Borrower and each Subsidiary Guarantor acknowledge that such guarantee and/or grant continues in full force and effect in respect of, and to secure, the Secured Obligations.

[REST OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Waiver to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

FIFTH STREET FINANCE CORP., as Borrower

By:	/s/ Bernard D. Berman
Name:	Bernard D. Berman
Title:	President

FSFC HOLDINGS, INC., as Subsidiary Guarantor

By:	/s/ Bernard D. Berman
Name:	Bernard D. Berman
Title:	President

FIFTH STREET FUND OF FUNDS LLC, as Subsidiary Guarantor

By:	/s/ Bernard D. Berman
Name:	Bernard D. Berman
Title:	President

ING CAPITAL, LLC, as Administrative Agent, Collateral Agent, Issuing Bank and as a Lender

By:	/s/ Patrick Frisch, CFA
Name:	Patrick Frisch, CFA
Title:	Managing Director

ROYAL BANK OF CANADA, as a Lender

By:	/s/ Jason Hare
Name:	Jason Hare
Title:	Authorized Signatory

KEY EQUIPMENT FINANCE, INC., as a Lender

By:	/s/ Richard S. Andersen
Name:	Richard S. Andersen
Title:	Designated Signer